EXHIBIT 23.1

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

Genetic Vectors, Inc.
Miami, Florida


      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2000, relating to the consolidated financial statements of Genetic Vectors, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Miami, Florida
December 6, 2000